EXHIBIT 1
AGREEMENT AS TO JOINT FILING OF SCHEDULE 13D
Dated:  July 15, 2011

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

LEUCADIA NATIONAL CORPORATION

By:	/s/ Joseph A. Orlando
Name:	Joseph A. Orlando
Title:	Vice President and Chief Financial Officer

PHLCORP HOLDING LLC

By:	/s/ Joseph A. Orlando
Name:	Joseph A. Orlando
Title:	Vice President

BALDWIN ENTERPRISES, INC.

By:	/s/ Joseph A. Orlando
Name:	Joseph A. Orlando
Title:	Vice President

BEI ARCH LLC
By:	Baldwin Enterprises, Inc.
Its Sole Member

By:	/s/ Joseph A. Orlando
Name:	Joseph A. Orlando
Title:	Vice President

BEI-LONGHORN LLC

By:	BEI Arch LLC
Its Sole Member
By:	Baldwin Enterprises, Inc.
Its Sole Member

By:	/s/ Joseph A. Orlando
Name:	Joseph A. Orlando
Title:	Vice President